7

Exhibit 99.3

KELLY SERVICES, INC.

2006 RESULTS OF OPERATIONS BY SEGMENT

(In thousands of dollars)

	First Qtr.	Second Qtr.	Third Qtr.	Fourth Qtr.	Full Year
Revenue from Services:
U.S. Commercial Staffing	$618,843	$639,213	$625,241	$641,175	$2,524,472
PTSA	288,749	284,531	280,370	284,138	1,137,788
International	442,733	484,111	505,971	510,677	1,943,492

Consolidated Total	$1,350,325	$1,407,855	$1,411,582	$1,435,990	$5,605,752

Gross Profit Rate:
U.S. Commercial Staffing	15.1%	15.3%	15.6%	16.0%	15.5%
PTSA	17.2	17.1	18.2	18.5	17.7
International	16.7	16.9	17.2	17.4	17.1
Consolidated Total	16.1%	16.2%	16.7%	17.0%	16.5%

Expense Rate:
U.S. Commercial Staffing	10.4%	10.0%	10.4%	10.3%	10.3%
PTSA	10.7	10.9	11.5	11.9	11.3
International	16.0	15.8	15.1	15.9	15.7
Consolidated Total	15.2%	14.8%	15.0%	15.4%	15.1%

Earnings from Operations:
U.S. Commercial Staffing	$29,535	$33,553	$32,531	$36,572	$132,191
PTSA	18,588	17,718	18,702	18,768	73,776
International	3,321	5,178	10,390	7,791	26,680
Corporate Expense	(38,690)	(35,957)	(38,490)	(40,494)	(153,631)

Consolidated Total	$12,754	$20,492	$23,133	$22,637	$79,016